United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2011
FEDERAL SIGNAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the 2011 Annual Meeting, four proposals were submitted to and approved by the Company’s stockholders. As of the record date, March 18, 2011, there were 62,117,077 shares of the Company’s common stock issued and outstanding. The holders of 56,634,229 shares of common stock, 91.17% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum. The proposals are described in detail in the 2011 Proxy Statement. The final results were as follows:
Proposal I.

		Withhold		Broker
	For	Authority	Abstentions	Non-votes
Election of Directors:
William F. Owens	39,802,029	8,750,844	—	8,081,356
Charles R. Campbell	44,898,326	3,654,547	—	8,081,356
Paul W. Jones	44,949,253	3,603,620	—	8,081,356
Dennis J. Martin	47,598,716	954,157	—	8,081,356
Brenda L. Reichelderfer	39,207,958	9,344,915	—	8,081,356
Proposal II.

				Broker
	For	Against	Abstentions	Non-votes
Approve an advisory resolution on executive compensation	43,304,180	3,571,359	1,677,334	8,081,356
Proposal III.

					Broker
	3 Years	2 Years	1 Year	Absentions	Non-votes
Approve by advisory vote, the frequency of future advisory votes on executive compensation	5,226,684	201,330	41,434,838	1,690,021	8,081,356
In accordance with the stockholder vote on this proposal at our 2011 Annual Meeting, our Board of Directors has determined that the Company’s policy is to hold a stockholder advisory vote on executive compensation every year until the next required advisory vote on the frequency of advisory votes on executive compensation. We are required to hold advisory votes on frequency every six years.
Proposal IV.

	For	Against	Abstentions
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011	53,206,295	3,318,216	109,718

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Date: May 2, 2011	By:	/s/ Jennifer L. Sherman
Jennifer L. Sherman
Senior Vice President, Chief Administrative Officer and General Counsel